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                                                                    EXHIBIT 5.2

                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]



                               November 8, 1995



Saba Petroleum Company
17512 Von Karman Avenue
Irvine, California 92714

                Re: __% Convertible Senior Subordinated Debentures Due 2005 of Saba Petroleum Company in the Aggregate Principal Amount of $14,375,000
                      ----------------------------------------------

Gentlemen:

        Reference is made to that certain opinion (the "Opinion") of Jones, Day, Reavis & Pogue dated August 28, 1995 previously delivered to
Saba Petroleum Company (the "Company") in connection with the proposed sale of ___% Convertible Senior Subordinated Debentures due 2005 (the "Debentures") and filed as Exhibit 5.1 to the Company's SB-2 Registration Statement (File No. 33-94678) filed with the Securities and Exchange Commission (the "Registration Statement").

        We hereby withdraw the Opinion and also withdraw our consent to the filing of the Opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Legal Matters" in the Prospectus comprising a part of such Registration Statement.

        We hereby request that this letter be filed as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        JONES, DAY, REAVIS & POGUE